(NUVEEN INVESTMENTS LOGO)


FOR IMMEDIATE RELEASE                                    CONTACT: LAUREL O'BRIEN
ATTN:  BUSINESS/FINANCIAL EDITORS                                MEDIA RELATIONS
                                                                  (312) 917-8254

            NUVEEN INVESTMENTS REPORTS RECORD FIRST QUARTER EARNINGS

CHICAGO, IL, APRIL 25, 2005 - Nuveen Investments, Inc. (NYSE: JNC), a leading provider of diversified investment services for institutional and high-net-worth investors served by financial advisors, today reported record earnings for the first quarter of the year. Net income of $43.2 million increased 14% over the first quarter of 2004. Earnings per share (diluted) of $0.44 for the quarter rose 13% from the same period last year. First quarter operating revenues were $135 million, with investment advisory fees increasing 17% over the prior year.

First quarter gross sales were $7.7 billion, with positive net flows of $4.3 billion. Gross sales of institutional separate accounts and high-net-worth managed accounts totaled $5.6 billion. Gross sales of closed-end exchange-traded funds were $1.4 billion and gross sales of mutual funds were $0.7 billion.

Total assets under management increased to approximately $119 billion at March 31, 2005, from $101 billion a year ago and $115 billion at December 31, 2004. The increase in assets under management from a year ago was driven by $16 billion in positive net flows and $2 billion of market appreciation. Assets under management at the end of the quarter included 49% in municipal portfolios, 38% in equity-based portfolios and 13% in taxable income-oriented portfolios.

Commenting on the Company's results, Tim Schwertfeger, Chairman & CEO of Nuveen Investments, said, "We are very pleased to report another quarter of high-quality, consistent growth in earnings and assets under management. Our strong start to the year illustrates the positive impact of our expanded business platform and reinforces our reputation for consistent, dependable service. Our continued growth reflects our increasing ability to provide investors with high-quality investment solutions, even in challenging market environments.

"Double-digit revenue, earnings and asset growth this quarter were driven by strong sales momentum in managed accounts. First quarter managed account sales of $5.6 billion were up almost 20% versus the prior year, with net flows of $2.5 billion. Positive flows were driven by NWQ value portfolios and Nuveen municipal accounts, while Rittenhouse conservative growth accounts had net outflows.

"We raised $1.4 billion in two new closed-end exchange-traded funds in the first quarter," added Schwertfeger. "We launched our second fund investing in an equity-index option strategy, designed for investors seeking risk-managed equity-based investments with the potential for consistent current income and market appreciation over time. We also offered the industry's first fund consisting primarily of floating rate preferred securities that pay tax-qualified dividends. Product innovation and our expansion into a variety of asset classes have reinforced our leadership position in the exchange-traded fund arena and continue to add diversity and stability to our assets under management.

                                     (more)


NWQ               NUVEEN          RITTENHOUSE                  S Y M P H O N Y

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NUVEEN INVESTMENTS REPORTS RECORD FIRST QUARTER EARNINGS- PAGE 2



"Earlier this month we completed a secondary offering of JNC stock and are pleased to have become a fully independent public company. We are excited about the opportunity to advance our strategic development and look forward to serving a much broader base of shareholders as we work to grow our business in a high-quality manner," concluded Schwertfeger.

In conjunction with the secondary offering, the Company announced a $600 million repurchase of JNC common shares, representing approximately 19% of the Company's outstanding shares, financed with $150 million of available cash and $450 million of new debt. While the repurchase of these shares is being completed through two steps - a $200 million repurchase in April and a $400 million forward purchase (plus interest) that will settle later this year - the $600 million repurchase has been recorded by Nuveen Investments as if it were completed in its entirety in April 2005. As a result, the Company currently has
75.9 million shares of common stock outstanding for purposes of computing basic earnings per share.

Higher interest expense arising from the share repurchase will make traditional year-over-year comparisons of reported net income somewhat difficult over the next several quarters. Therefore, in future earnings announcements, the Company will add information about earnings before interest and taxes (EBIT) to assist the reader in assessing results from business operations relative to prior periods. Additionally, the Company will highlight earnings per share amounts to best compare the combined effects of results from business operations and the share repurchase from period to period.

Nuveen Investments, Inc. will host a conference call to discuss its first quarter results today, April 25, at 10:00 am central time. To access this call live or listen to an audio replay, visit the investor relations section of the Company's website at www.nuveen.com.

Nuveen Investments provides high-quality investment services designed to secure long-term client goals. The Company serves institutional clients, financial advisors and high-net-worth investors. The firm's asset management capabilities are marketed through four distinct brands, each with an independent investment team and area of expertise: Nuveen, focused on fixed-income investments; NWQ, specializing in value-style equities; Rittenhouse, dedicated to blue chip growth equities; and Symphony, with expertise in alternative investments and structured equity and income portfolios. In total, the Company manages approximately $119 billion in assets. Nuveen Investments, Inc. is listed on the New York Stock Exchange and trades under the symbol "JNC."

Certain statements made by the Company in this release are forward-looking statements. The Company's actual future results may differ significantly from those anticipated in any forward-looking statements due to numerous factors. These include, but are not limited to, the effects of the substantial competition in the investment management business, including competition for access to brokerage firms' retail distribution systems, the Company's reliance on revenues from investment management contracts which renew annually, regulatory developments, accounting pronouncements, and other additional risks and uncertainties as set forth in the Company's filings with the SEC. The Company undertakes no responsibility to update publicly or revise any forward-looking statements.


                                       ###

                             Financial Table Follows

NUVEEN INVESTMENTS
CONSOLIDATED STATEMENTS OF INCOME (1)
For the Year Ended December 31, 2004 and the Quarter Ended March 31, 2005 In thousands, except share data


------------------------------------------------------------------------------------------------------------------------------------
                                                        2004                                            2005
                                      --------------------------------------   ----------------------------------------------------
                                       1ST QTR   2ND QTR   3RD QTR  4TH QTR    TOTAL     1ST QTR  2ND QTR  3RD QTR 4TH QTR   TOTAL
-----------------------------------------------------------------------------------------------------------------------------------
REVENUES:
  Investment advisory fees from
    assets under management (2)       $112,355   115,345   120,989   127,125   475,814   $131,209      -       -      -     131,209
  Product distribution                   2,427     1,833     2,290     2,409     8,959      2,803      -       -      -       2,803
  Performance fees/other revenue         4,912     3,235     8,338     4,379    20,864        856      -       -      -         856
-----------------------------------------------------------------------------------------------------------------------------------
    Total operating revenues           119,694   120,413   131,617   133,913   505,637    134,868      -       -      -     134,868
-----------------------------------------------------------------------------------------------------------------------------------
EXPENSES:
  Compensation and benefits             36,651    39,233    45,380    44,057   165,321     43,038      -       -      -      43,038
  Advertising and promotional costs      3,019     3,121     3,460     2,557    12,158      2,669      -       -      -       2,669
  Occupancy and equipment costs          4,813     4,776     5,018     5,133    19,740      5,400      -       -      -       5,400
  Amortization of intangible assets      1,299     1,273     1,273     1,273     5,118      1,273      -       -      -       1,273
  Travel and entertainment               1,863     2,089     1,730     2,299     7,981      1,686      -       -      -       1,686
  Outside and professional services      5,446     5,800     5,507     5,464    22,216      5,829      -       -      -       5,829
  Other operating expenses               4,874     5,418     4,793     5,144    20,229      5,950      -       -      -       5,950
-----------------------------------------------------------------------------------------------------------------------------------
    Total operating expenses            57,965    61,709    67,161    65,927   252,762     65,845      -       -      -      65,845
-----------------------------------------------------------------------------------------------------------------------------------
OTHER INCOME/(EXPENSE)                   2,845     2,380     1,454       869     7,547      1,858      -       -      -       1,858
-----------------------------------------------------------------------------------------------------------------------------------
INCOME BEFORE NET INTEREST AND TAXES    64,574    61,084    65,910    68,854   260,422     70,881      -       -      -      70,881
-----------------------------------------------------------------------------------------------------------------------------------
NET INTEREST EXPENSE                    (2,646)   (2,338)   (2,079)     (853)   (7,916)      (989)     -       -      -        (989)
-----------------------------------------------------------------------------------------------------------------------------------
INCOME BEFORE TAXES                     61,928    58,746    63,831    68,001   252,506     69,892      -       -      -      69,892
-----------------------------------------------------------------------------------------------------------------------------------
INCOME TAXES:
  Federal                               20,183    19,197    20,835    22,781    82,996     22,941      -       -      -      22,941
  State                                  3,868     3,571     3,935     1,730    13,103      3,758      -       -      -       3,758
-----------------------------------------------------------------------------------------------------------------------------------
    Total income taxes                  24,051    22,767    24,769    24,511    96,099     26,699      -       -      -      26,699
-----------------------------------------------------------------------------------------------------------------------------------
NET INCOME                            $ 37,877    35,979    39,062    43,490   156,408   $ 43,193      -       -      -      43,193
===================================================================================================================================

===================================================================================================================================
AVERAGE COMMON AND COMMON
  EQUIVALENT SHARES OUTSTANDING:
    Basic                               92,867    92,609    92,435    92,776    92,671     93,757      -       -      -      93,757
    Diluted                             96,305    95,494    95,415    97,269    96,121     98,913      -       -      -      98,913
-----------------------------------------------------------------------------------------------------------------------------------
EARNINGS PER SHARE:
    Basic                             $   0.41      0.39      0.42      0.47      1.69   $   0.46      -       -      -        0.46
    Diluted                           $   0.39      0.38      0.41      0.45      1.63   $   0.44      -       -      -        0.44
===================================================================================================================================


===================================================================================================================================
GROSS SALES (in millions):
  Mutual funds                        $    391       282       407       545     1,625   $    702      -       -      -         702
  Managed accounts-retail                3,716     3,466     3,576     4,740    15,497      3,684      -       -      -       3,684
  Managed accounts-institutional           963     1,728     1,128     2,120     5,939      1,882      -       -      -       1,882
  Exchange-traded funds                  1,023       512       640       713     2,888      1,414      -       -      -       1,414
-----------------------------------------------------------------------------------------------------------------------------------
    Total funds and accounts          $  6,092     5,988     5,751     8,118    25,949   $  7,682      -       -      -       7,682
===================================================================================================================================

===================================================================================================================================
NET FLOWS (in millions):
  Mutual funds                        $     45      (207)      142       308       288   $    350      -       -      -         350
  Managed accounts-retail                2,212     1,749     1,603     2,803     8,367      1,195      -       -      -       1,195
  Managed accounts-institutional           506     1,048       504     1,398     3,455      1,328      -       -      -       1,328
  Exchange-traded funds                  1,034       518       643       717     2,911      1,424      -       -      -       1,424
-----------------------------------------------------------------------------------------------------------------------------------
    Total funds and accounts          $  3,797     3,108     2,891     5,226    15,022   $  4,297      -       -      -       4,297
===================================================================================================================================

===================================================================================================================================
MANAGED FUNDS AND ACCOUNTS
  (in millions):

  ASSETS UNDER MANAGEMENT:
    Beginning of period               $ 95,356   100,923   101,857   106,891    95,356   $115,453      -       -      -     115,453
      Sales - funds and accounts         6,092     5,988     5,751     8,118    25,949      7,682      -       -      -       7,682
      Dividend and defined portfolio
        reinvestments                       72        82        87       148       389         61      -       -      -          61
      Redemptions and withdrawals       (2,367)   (2,962)   (2,947)   (3,041)  (11,316)    (3,447)     -       -      -      (3,447)
-----------------------------------------------------------------------------------------------------------------------------------
        Total net flows into funds and
          accounts                       3,797     3,108     2,891     5,226    15,022      4,297      -       -      -       4,297
      Appreciation/(depreciation)
        of managed assets                1,771    (2,175)    2,144     3,336     5,076     (1,244)     -       -      -      (1,244)
-----------------------------------------------------------------------------------------------------------------------------------
    End of period                     $100,923   101,857   106,891   115,453   115,453   $118,505      -       -      -     118,505
===================================================================================================================================

RECAP BY PRODUCT TYPE:
    Mutual funds                      $ 12,438    11,873    12,293    12,680             $ 12,887      -       -      -
    Exchange-traded funds               48,620    47,262    49,226    50,216               51,050      -       -      -
    Managed accounts-retail             28,587    30,302    32,265    36,975               37,715      -       -      -
    Managed accounts-institutional      11,278    12,419    13,107    15,581               16,853      -       -      -
-----------------------------------------------------------------------------------------------------------------------------------
      Total assets under management   $100,923   101,857   106,891   115,453             $118,505      -       -      -
===================================================================================================================================

RECAP BY STYLE:
    Equity-based                      $ 30,535    33,320    35,094    42,345             $ 45,370      -       -      -
    Municipals                          56,478    54,737    56,960    57,909               57,894      -       -      -
    Taxable income-oriented             13,911    13,800    14,838    15,199               15,242      -       -      -
-----------------------------------------------------------------------------------------------------------------------------------
      Total assets under management   $100,923   101,857   106,891   115,453             $118,505      -       -      -
===================================================================================================================================


(1) The Company began expensing the cost of stock options on April 1, 2004. All historical financial information has been restated.

(2) Advisory fee revenue will fluctuate based on the number of days in the quarter - In 2005, Q1 has 90 days, Q2 has 91 days, Q3 and Q4 have 92 days.